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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-12991) pertaining to the 1976 Employees' Incentive Stock Option Plan and (Form S-8 No. 333-11565) pertaining to the 1995 Stock Option Plan and to the incorporation by reference in the Registration Statement (Form S-3/A No. 333-11547) and in the related Prospectus of our report dated December 10, 1999, with respect to the consolidated financial statements and schedule of Autologic Information International, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended October 29, 1999.

                                          Ernst & Young LLP

Woodland Hills, California
January 24, 1999